Exhibit 99.1

Seneca Foods Completes the Acquisitions of Unilink, LLC and Lebanon Valley Cold Storage, LP

Marion, NY, August 10, 2010 -- Seneca Foods Corporation (the “Company”) (NASDAQ: SENEA, SENEB)  announced today that it has purchased the assets of Unilink, LLC  from Pennsylvania Food Group, LLC  and has purchased  Lebanon Valley Cold Storage, LP and its subsidiary, Lebanon Valley Cold Storage, LLC, from its partners.  These businesses, based in Lebanon, Pennsylvania, primarily sell frozen fruits and vegetables in the packaged private label retail and food service channels.

 “We believe that these operations are a complementary fit with our frozen vegetable business which is primarily based in the Midwest.  It will give the Company an eastern distribution point for private label retail and food service frozen vegetables, with an experienced workforce, solid book of business and potential for growth in the future,” stated Kraig Kayser, Seneca Foods' President and CEO.  “On behalf of the entire Seneca team, I welcome them to the organization.”

About Seneca Foods Corporation

Seneca Foods is one of the country’s largest processors of canned fruits and vegetables with manufacturing facilities located throughout the United States. Its products are sold under the Libby’s, Aunt Nellie’s Farm Kitchen, Stokely’s, READ, and Seneca labels as well as through the private label and industrial markets. In addition, under an alliance with General Mills Operations, LLC, a successor to the Pillsbury Company and a subsidiary of General Mills, Inc., Seneca produces canned and frozen vegetables, which are sold by General Mills Operations, LLC under the Green Giant label. Seneca’s common stock is traded on the Nasdaq Global Stock Market under the symbols “SENEA” and “SENEB”.

Forward-Looking Statements

Statements that are not historical facts, including statements about management’s beliefs or expectations, are forward-looking statements as defined in the Private Securities Litigation Reform Act (PSLRA) of 1995.  All forward-looking statements involve risks, uncertainties and contingencies which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements.  Factors that may cause actual results to differ materially from those in the forward-looking statements include those set forth in our filings with the SEC, including the disclosure under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K.  There can be no assurance that the acquisition will close on the expected schedule or that the acquisition will be consummated at all.  We are under no obligation to update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:                                                                                     ICR, Inc.

Roland E. Breunig, Chief Financial Officer                          Don Duffy

608-757-6000	203-682-8200
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